Exhibit 99.1

November 4, 2011

Dear US Gold Shareholders,

Please find the attached El Gallo Complex development update.

Work continues to move forward at El Gallo, located in Sinaloa State, Mexico.

Highlights of the past two weeks are:

•         Community approval for local haul road construction (Palmarito to El Gallo Mil)

•         Continued arrival and assembly of Phase 1 mining equipment

•         Removal of dated process plant equipment

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street, Suite 4750 Toronto, ON M5J 2T3 P.O. Box 792 E-mail: info@usgold.com

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UXG El Gallo Complex Development Photo Update November 04, 2011

Community meeting that outlined the haul road that will be constructed between Palmarito and the proposed mill at El Gallo. 2

Construction well underway at the process plant for Phase 1 of the El Gallo Complex. 3

Phase 1 process plant being upgraded. 4

Process plant upgrades continuing. 5

Palmarito: A view from afar. Drill results this year have turned the deposit from a small source of future production to an important asset for US Gold in Mexico. 6 Historical Open Pit Past Production Silver: 15.5 MM oz. Gold: 50,000 oz.

7 San Dimas: Initial results released on October 27 included 1.61 gpt gold, 81 gpt silver over 18.5 meters and 1.89 gpt gold, 67.0 gpt silver over 20.0 meters. Drilling is ongoing. Historical Mine Entrances Historical Stockpiles

Caterpillar frontend loader arriving for Phase 1 mining at the El Gallo Complex. 8

Caterpillar bulldozer arriving for Phase 1 mining at the El Gallo Complex. 9

Caterpillar grader arriving for Phase 1 mining at the El Gallo Complex. 10

UXG For further information contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258--0395 Toll Free: (866) 441--0690 Fax: (647) 258--0408